Williams Controls Reports Second Quarter 2011 Results

PORTLAND, OR -- (Marketwire - May 09, 2011) - Williams Controls, Inc. (the "Company") (NASDAQ: WMCO) today announced financial results for its second quarter ended March 31, 2011.

Net sales for the quarter were $14,786,000, up 16.9% from sales of $12,649,000 reported in the second quarter of fiscal 2010. The Company reported net income in the second quarter of $224,000, or $0.03 per diluted share, compared to a net loss of $432,000, or $0.06 per diluted share, for the corresponding quarter of fiscal 2010.

Sales for the first six months of fiscal 2011, increased $3,977,000, or 16.3%, to $28,335,000 from $24,358,000 for the comparable period last year. Net income for the six months ended March 31, 2011 was $868,000, or $0.12 per diluted share, compared to a net loss of $37,000, or $0.01 per diluted share, for the six months ended March 31, 2010.

Results for both the second quarter and first six months of fiscal 2011 and 2010 include one-time or unusual charges. For fiscal 2011, the second quarter results include after-tax charges of approximately $290,000, or $0.04 per diluted share, for costs related to a potential acquisition that the Company was pursuing but decided to terminate during due diligence, and settlement of a long-standing legal matter. For the first six months of fiscal 2011, the Company recognized after-tax charges of approximately $410,000, or $0.06 per diluted share, for these matters. Included in the second quarter and first six months of fiscal 2010 results was an after tax charge of approximately $485,000, or $0.07 per diluted share, related to the legal provision for the Cuesta class action lawsuit, which was settled in the fourth quarter of fiscal 2010.

Sales volumes to our truck OEM's have increased on a quarter over quarter and year to date basis in almost all of our markets as the industry world-wide continues to recover when compared to fiscal 2010. Sales to NAFTA truck customers were up 37% for the second quarter and up 24% for the first six months, both as compared to the corresponding periods last fiscal year. Sales to the Company's European truck customers have seen an increase of 107% on a quarter over quarter basis and are up 79% year to date, primarily due to these customers increasing their heavy truck build rates after working through excess inventories in fiscal 2010. Sales to Asian truck customers were down 6% for the quarter, primarily due to timing of customer orders, whereas net sales for the first six months were up 23% when compared to the corresponding prior year period. World-wide off-road sales have increased 9% when compared to the second quarter of fiscal 2010 and 12% when compared to the first six months of fiscal 2010. Specific military applications were down approximately 50% for both the second quarter and first six months of fiscal 2011 compared to fiscal 2010 as two prominent military programs have been completed and one replacement program has yet to be started.

Operating costs were higher in both the quarter and for the six months of fiscal 2011 as compared to the corresponding periods in fiscal 2010. Higher wage expenses due primarily to filling positions left vacant during the economic downturn last year and costs associated with the start-up of our India facility were the primary factors.

Commenting on the second quarter results Patrick W. Cavanagh, Williams Controls' President and Chief Executive Officer, stated, "Overall markets continue to recover from the lows experienced in 2009 and early 2010." He continued, "NAFTA OEM Class 8 truck build rates are steadily improving, although some parts shortages within the system are holding down the build rates. As these constraints are resolved, we expect that the volumes will increase." He concluded, "Although earnings were depressed this quarter by some one time items and our start-up investment in India, we expect earnings will improve with these items behind us and sales continue to grow."

Williams Controls will hold an investor conference call at 4:15 P.M. Eastern Time on Monday, May 9, 2011 to provide an overview of the second quarter of fiscal 2011 financial performance and business highlights. You are invited to listen to the conference call by dialing 1-888-665-2348 (domestic) or 1-973-200-3386 (international). Participants should call prior to the start time to allow for registration. The conference access code is 60086683. An audio replay will be available by telephone through May 16, 2011. The telephone number to access the replay is 1-800-642-1687 (domestic) and 1-706-645-9291 (international). The access code will be 60086683.

ABOUT WILLIAMS CONTROLS

Williams Controls is a leading global designer and manufacturer of Electronic Throttle Control Systems ("ETCs") for the heavy truck, bus and off-road markets. Williams Controls is headquartered in Portland, Oregon and employs more than 200 people worldwide at locations in North America, Europe, and Asia. For more information, visit Williams Controls' website at www.wmco.com. Information posted on our website is not incorporated into, and does not constitute a part of, this release.

The statements included in this news release concerning predictions of economic performance and management's plans and objectives constitute forward-looking statements made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on management's assumptions and projections, and are sometimes identifiable by use of the words, "expect to," "plan," "will," "believe" and words of similar predictive nature. Because management's assumptions and projections are based on anticipation of future events, you should not place undue emphasis on forward-looking statements. You should anticipate that our actual performance may vary from these projections, and variations may be material and adverse. You should not rely on forward-looking statements in evaluating an investment or prospective investment in our stock, and when reading these statements you should consider the uncertainties and risks that could cause actual results to differ materially from the forward-looking statements. Factors which could cause or contribute to such differences include, but are not limited to, factors detailed in the Company's Securities and Exchange Commission filings. Some of these factors include, but are not limited to, the length and severity of any economic downturns affecting our operations, changes in relationships with our suppliers, competition, the concentration of our sales to a limited number of customers, the risk of recall of our products, environmental concerns related to our Portland, Oregon facility, and our ability to attract and retain qualified management and to maintain positive labor relations with our collective bargaining employees. The forward-looking statements contained in this press release speak only as of the date hereof and the Company disclaims any intent or obligation to update these forward-looking statements.

                          Williams Controls, Inc.
        Unaudited Condensed Consolidated Statements of Operations
        (Dollars in thousands, except share and per share amounts)

                    Three months  Three months   Six months    Six months
                       ended         ended         ended         ended
                      3/31/11       3/31/10       3/31/11       3/31/10
                    (unaudited)   (unaudited)   (unaudited)   (unaudited)
                    ------------  ------------  ------------  ------------
Net sales           $     14,786  $     12,649  $     28,335  $     24,358
                    ------------  ------------  ------------  ------------
Cost of sales             10,372         9,294        19,641        17,416
                    ------------  ------------  ------------  ------------
Gross profit               4,414         3,355         8,694         6,942
                    ------------  ------------  ------------  ------------
Research and
 development
 expense                   1,138         1,160         2,322         2,216
                    ------------  ------------  ------------  ------------
Selling expense              706           761         1,376         1,419
                    ------------  ------------  ------------  ------------
Administration
 expense                   2,075         1,451         3,622         2,796
                    ------------  ------------  ------------  ------------
Class action
 provision                     -           775             -           775
                    ------------  ------------  ------------  ------------
Operating income
 (loss)                      495          (792)        1,374          (264)
                    ------------  ------------  ------------  ------------
Interest income               (1)           (4)           (2)           (7)
                    ------------  ------------  ------------  ------------
Interest expense              16             4            25             9
                    ------------  ------------  ------------  ------------
Other (income)
 expense, net                  3           (64)           41           (57)
                    ------------  ------------  ------------  ------------
Income (loss)
 before income
 taxes                       477          (728)        1,310          (209)
                    ------------  ------------  ------------  ------------
Income tax expense
 (benefit)                   253          (296)          442          (172)
                    ------------  ------------  ------------  ------------
Net income (loss)   $        224  $       (432) $        868  $        (37)
                    ------------  ------------  ------------  ------------
Earnings per share
 information:
                    ------------  ------------  ------------  ------------
Basic -
                    ------------  ------------  ------------  ------------
Net income (loss)
 per common share   $       0.03  $      (0.06) $       0.12  $      (0.01)
                    ------------  ------------  ------------  ------------
Weighted average
 shares used in per
 share calculation
 - basic               7,293,187     7,273,320     7,291,638     7,272,180
                    ------------  ------------  ------------  ------------
Diluted -
                    ------------  ------------  ------------  ------------
Net income (loss)
 per common share   $       0.03  $      (0.06) $       0.12  $      (0.01)
                    ------------  ------------  ------------  ------------
Weighted average
 shares used in per
 share calculation
 -diluted              7,465,390     7,273,320     7,452,047     7,272,180
                    ------------  ------------  ------------  ------------

                          Williams Controls, Inc.
              Unaudited Condensed Consolidated Balance Sheets
                          (Dollars in thousands)

                                                March 31,    September 30,
                                                  2011           2010
                                               (unaudited)    (unaudited)
                                              -------------  -------------
Assets
                                              -------------  -------------
Current Assets:
                                              -------------  -------------
   Cash and cash equivalents                  $       1,158  $       3,016
                                              -------------  -------------
   Trade accounts receivable, net                     9,814          8,854
                                              -------------  -------------
   Other accounts receivable                            595            599
                                              -------------  -------------
   Inventories                                        8,659          7,512
                                              -------------  -------------
   Deferred income taxes                                928            927
                                              -------------  -------------
   Prepaid expenses and other current assets            834            341
                                              -------------  -------------
      Total current assets                           21,988         21,249
                                              -------------  -------------

                                              -------------  -------------
Property, plant and equipment, net                    9,551          9,025
                                              -------------  -------------
Deferred income taxes                                 3,521          3,493
                                              -------------  -------------
Other assets, net                                       351            438
                                              -------------  -------------
      Total assets                            $      35,411  $      34,205
                                              -------------  -------------

                                              -------------  -------------
Liabilities and Stockholders' Equity
                                              -------------  -------------
Current Liabilities:
                                              -------------  -------------
   Accounts payable                           $       4,336  $       4,593
                                              -------------  -------------
   Accrued expenses                                   4,945          5,698
                                              -------------  -------------
   Dividends payable                                    883              -
                                              -------------  -------------
   Revolving loan facility                            1,240              -
                                              -------------  -------------
   Current portion of employee benefit
    obligations                                         212            212
                                              -------------  -------------
      Total current liabilities                      11,616         10,503
                                              -------------  -------------

                                              -------------  -------------
Long-term Liabilities:
                                              -------------  -------------
   Employee benefit obligations                       8,265          8,694
                                              -------------  -------------
   Other long-term liabilities                          254            244
                                              -------------  -------------

                                              -------------  -------------
Stockholders' Equity:
                                              -------------  -------------
   Preferred stock                                        -              -
                                              -------------  -------------
   Common stock                                          73             73
                                              -------------  -------------
   Additional paid-in capital                        38,073         37,623
                                              -------------  -------------
   Accumulated deficit                              (12,692)       (12,677)
                                              -------------  -------------
   Treasury stock                                    (2,734)        (2,734)
                                              -------------  -------------
   Accumulated other comprehensive loss              (7,444)        (7,521)
                                              -------------  -------------

                                              -------------  -------------
      Total stockholders' equity                     15,276         14,764
                                              -------------  -------------
      Total liabilities and stockholders'
       equity                                 $      35,411  $      34,205
                                              -------------  -------------

Contact:
Mike Rusk
Financial Controller
Telephone:  (503) 684-8600